Exhibit 99.1
TARGA RESOURCES, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The unaudited pro forma condensed consolidated financial statements of Targa Resources, Inc. (“Targa”, ”we”, ”us”, ”our”) as of June 30, 2009, for the year ended December 31, 2008, and for the six months ended June 30, 2009 are based upon the historical audited and unaudited financial statements of Targa, which owns the Downstream Business. Prior to our disposition of the Downstream Business, we owned approximately 26.5% of Targa Resources Partners LP (the “Partnership”), including our 2% general partner interest. Targa Resources GP LLC, the general partner of the Partnership, is wholly owned by us. As a result, we consolidate the accounts of the Partnership. Equity in the Partnership held by third parties is included in our pro forma condensed consolidated financial statements as a component of non-controlling interest.

Our disposition of the Downstream Business to the Partnership is accounted for and presented herein under common control accounting. Under common control accounting, the identifiable net assets of Targa remain unchanged because our exchange of the identifiable net assets of the Downstream Business for an additional equity interest in the Partnership is recorded at historical book value.

   The unaudited pro forma condensed consolidated balance sheet as of June 30, 2009 has been prepared as if our disposition of the Downstream Business and certain related transactions occurred on June 30, 2009. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2008 and the six months ended June 30, 2009 have been prepared as if our disposition of the Downstream Business and certain related transactions occurred on January 1, 2008. The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes accompanying the unaudited pro forma condensed combined financial statements.

  The adjustments to the historical audited and unaudited financial statements are based upon currently available information and certain estimates and assumptions. Actual effects of these transactions will differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the transactions as completed and that the pro forma adjustments are factually supportable, give appropriate effect to the events that are directly attributable to the transactions, and reflect those items expected to have a continuing impact on Targa.

The unaudited pro forma condensed consolidated financial statements of Targa have been derived from the historical financial statements of Targa and are qualified in their entirety by reference to such historical financial statements and the related notes contained therein. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results that actually would have occurred if Targa had disposed of the Downstream Business on the dates indicated or which could be obtained in the future.

TARGA RESOURCES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
June 30, 2009

		Pro Forma
	Historical	Adjustments		Pro Forma
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$217.8	$397.5	(a)	$213.5
		(397.5)	(b)
		(4.3)	(e)
Trade receivables	309.0	-		309.0
Inventory	33.6	-		33.6
Assets from risk management activities	84.1	-		84.1
Other current assets	41.3	-		41.3
Total current assets	685.8	(4.3)		681.5

Property, plant and equipment, at cost	3,148.5	-		3,148.5
Accumulated depreciation	(559.2)	-		(559.2)
Property, plant and equipment, net	2,589.3	-		2,589.3

Long-term assets from risk management activities	47.8	-		47.8
Investments in debt obligations of Targa Resources Investments Inc.	35.2	-		35.2
Other assets	69.7	-		69.7
Total assets	$3,427.8	$(4.3)		$3,423.5

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
Accounts payable	$144.7	$-		$144.7
Accrued liabilities	221.9	-		221.9
Current maturities of debt	12.5	-		12.5
Liabilities from risk management activities	13.9	-		13.9
Deferred income taxes	25.8	-		25.8
Total current liabilities	418.8	-		418.8

Long-term debt	1,410.3	397.5	(a)	1,410.3
		(397.5)	(b)

Long term liabilities from risk management activities	21.1	-		21.1
Deferred income taxes	50.7	-		50.7
Other long-term liabilities	61.1	-		61.1
Commitments and contingencies
Stockholders' equity:
Common stock	-	-		-
Additional paid-in capital	420.3	-		420.3
Retained earnings	143.7	(2.8)	(e)	140.9
Accumulated other comprehensive income	18.1	-		18.1
Total Targa Resources, Inc. stockholder's equity	582.1	(2.8)		579.3
Noncontrolling interest in subsidiaries	883.7	(1.5)	(e)	882.2
Total stockholders' equity	1,465.8	(4.3)		1,461.5
Total liabilities and stockholders' equity	$3,427.8	$(4.3)		$3,423.5

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TARGA RESOURCES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
Six Months Ended June 30, 2009

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues	$2,005.5	$-		$2,005.5
Costs and expenses:
Product purchases	1,674.8	-		1,674.8
Operating expenses	119.2	-		119.2
Depreciation and amortization expense	83.7	-		83.7
General and administrative expense	52.0	-		52.0
Other	1.7	-		1.7
	1,931.4	-		1,931.4
Income from operations	74.1	-		74.1
Other income (expense):
Interest expense, net	(47.8)	(4.0)	(d)	(43.5)
		8.3	(d)
Equity in earnings of unconsolidated investments	1.8	-		1.8
Other	1.0	-		1.0
Income before income taxes	29.1	4.3		33.4
Income tax expense	(6.4)	(1.5)	(f)	(7.9)
Net income	22.7	2.8		25.5
Less: Net income attributable to noncontrolling interest	6.6	15.7	(c)	22.3
Net income attributable to Targa Resources, Inc.	$16.1	$(12.9)		$3.2

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TARGA RESOURCES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT
Year Ended December 31, 2008

		Pro Forma
	Historical	Adjustments		Pro Forma

Revenues	$7,970.2	$-		$7,970.2
Costs and expenses:
Product purchases	7,189.8	-		7,189.8
Operating expenses	275.2	-		275.2
Depreciation and amortization expense	160.9	-		160.9
General and administrative expense	95.9	-		95.9
Other	13.4	-		13.4
	7,735.2	-		7,735.2
Income from operations	235.0	-		235.0
Other income (expense):
Interest expense, net	(102.0)	(8.0)	(d)	(86.5)
		23.5	(d)
Equity in earnings of unconsolidated investments	14.0	-		14.0
Other	30.3	-		30.3
Income before income taxes	177.3	15.5		192.8
Income tax expense	(27.3)	(5.4)	(f)	(32.7)
Net income	150.0	10.1		160.1
Less: Net income (loss) attributable to noncontrolling interest	97.1	(4.0)	(c)	93.1
Net income attributable to Targa Resources, Inc.	$52.9	$14.1		$67.0

See accompanying notes to unaudited pro forma condensed consolidated financial statements

TARGA RESOURCES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1—Basis of Presentation

The historical financial information is derived from the historical financial statements of Targa Resources Inc. (“Targa”, “we”, “us”, “our”). The unaudited pro forma condensed consolidated balance sheet as of June 30, 2009 has been prepared as if our disposition of the Downstream Business to the Targa Resources Partners LP (the “Partnership”) and certain related transactions occurred on June 30, 2009. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2008 and for the six months ended June 30, 2009 have been prepared as if our disposition of the Downstream Business and certain related transactions occurred on January 1, 2008. The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2008 reflects our adoption of Statement of Financial Accounting Standards 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51”.

The Partnership financed its acquisition of the Downstream Business through borrowings under the Partnership’s senior secured revolving credit facility, and by issuing to us or our affiliates common units representing limited partner interests in the Partnership and general partner units representing general partner interests in the Partnership. Approximately 75%, or $397.5 million of the estimated $530 million acquisition price was settled in cash and 25%, or $132.5 million was settled in common units and general partner units of the Partnership.

The pro forma financial statements reflect the following transactions:

•	the Partnership’s borrowing of $397.5 million under its senior secured revolving credit facility;

•	our sale of the Downstream Business to the Partnership;

•	the distribution to Targa of the aggregate consideration consisting of $397.5 million in cash, and the issuance of 8,527,615 common units and 174,033 general partner units; and

•	our retirement of $397.5 million in borrowings under our senior secured term loan facility.

Note 2—Pro Forma Adjustments and Assumptions

(a)	Reflects the borrowing of $397.5 million under the Partnership’s senior secured revolving credit facility.

(b)	Reflects the repayment of $397.5 million under Targa’s senior secured term loan facility.

(c)
Reflects a reallocation of the net income of the Partnership due to our change in ownership. Our receipt of 8,527,615 common units and 174,033 general partner units as partial payment for the Downstream Business changed our ownership in the Partnership from 26.5% to 37.9%.

(d)
Reflects the reversal of interest expense associated with $397.5 million in borrowings under Targa’s senior secured term loan facility and interest expense on $397.5 million in borrowings under the Partnership’s senior secured revolving credit facility as though the borrowing occurred on January 1, 2008. Interest is calculated at an estimated annual interest rate of 2%. A one-eighth percentage point change in the interest rate would change pro forma interest expense by $0.5 million for the year ended December 31, 2008 and $0.3 million for the six months ended June 30, 2009.

(e)	Reflects the payment of $4.3 million for estimated transaction-related expenses associated with our disposition of the Downstream Business.

(f)	Reflects incremental income taxes at the statutory rate.